Exhibit 99.1

FORM OF INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of [•] [•], 2016 (this “Agreement”), is entered into by and between Liberty Media Corporation, a Delaware corporation (the “Company”), and [•], a [•] (the “Purchaser”).  Certain terms used in this Agreement are defined in Section 10.15.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to purchase, and the Company desires to issue and sell to the Purchaser, [•] shares of LMG Series C Stock (the “Initial Commitment Shares”), for a purchase price of $[•] per share (the “Per Share Price”);

WHEREAS, on September 7, 2016, the Company, Liberty GR Cayman Acquisition Company, a company registered in the Cayman Islands and a wholly owned subsidiary of the Company (“Buyer”), Delta Topco Limited, a Jersey corporation (“Delta Topco”), and certain selling shareholders of Delta Topco (the “Initial Sellers”) entered into and consummated that certain Stock Purchase Agreement, dated as of September 7, 2016 (the “First Purchase Agreement”), pursuant to which the Buyer purchased from the Initial Sellers ordinary shares of capital stock of Delta Topco (“DT Shares”) constituting slightly less than 20% of the issued and outstanding DT Shares and loan notes of Delta Topco (“Loan Notes”) constituting slightly less than 20% of the issued and outstanding Loan Notes;

WHEREAS, pursuant to the First Purchase Agreement, on October 28, 2016, the Buyer purchased additional DT Shares and Loan Notes as a result of the exercise of certain outstanding options and other convertible securities, which maintained the Buyer’s percentage ownership of the issued and outstanding DT Shares and Loan Notes at slightly less than 20%;

WHEREAS, on September 7, 2016, simultaneously with the execution and consummation of the First Purchase Agreement, the Company, Buyer, Delta Topco and the Initial Sellers entered into that certain Stock Purchase Agreement, dated as of September 7, 2016 (the “Second Purchase Agreement”), pursuant to which, on the terms and conditions set forth therein, the Buyer has agreed to acquire from the shareholders of Delta Topco (the “Selling Shareholders”) 100% of the fully diluted DT Shares (other than a nominal number of shares held by certain Formula One Teams) for aggregate consideration consisting of (i) a minimum of $1.1 billion in cash (including the cash paid to the Initial Sellers under the First Purchase Agreement), (ii) approximately $351 million principal amount of debt securities of Delta Topco, which will be exchangeable for shares of LMG Series C Stock (the “Exchangeable Securities”), and (iii) the issuance of shares of LMG Series C Stock (collectively, the “Formula One Acquisition”);

WHEREAS, in accordance with the terms and conditions of the Second Purchase Agreement, the authorized representative of the Selling Shareholders (the “Sellers’ Representative”) has requested that the Company use its reasonable endeavours to raise additional funds through the sale of LMG Series C Stock to third party investors prior to the closing of the Second Purchase Agreement to increase the cash to be paid to, and reduce the number of shares of LMG Series C Stock to be issued to, the Selling Shareholders at the closing of the Second Purchase Agreement;

WHEREAS, the Company desires to secure commitments to purchase shares of LMG Series C Stock in connection with funding a portion of the cash consideration payable to the Selling Shareholders with respect to the DT Shares; and

WHEREAS, the Board of Directors of the Company or a duly authorized committee thereof has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement and consummate the transactions contemplated hereby.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES

SECTION 1.1                                             Purchase and Sale of the Purchased Shares.

(a)         Upon the terms and subject to the conditions set forth herein, at the Closing, the Purchaser shall subscribe for and purchase, and the Company shall issue and sell to the Purchaser, the Purchased Shares, at a purchase price per share of LMG Series C Stock equal to the Per Share Price, free and clear of any Lien (other than any restrictions created by Purchaser (including, as a result of its execution of the Lock-Up Agreement, the Coordination Agreement Side Letter or any other agreements or instruments with the Company, the Selling Shareholders or other third parties) (such restrictions, “Purchaser Restrictions”) and any restrictions on transfer arising under the Securities Act or state securities Laws).

(b)         The closing of the purchase of the Purchased Shares (the “Closing”) shall take place on the Closing Date after the satisfaction or, subject to applicable Law, waiver of the conditions set forth in Articles V and VI hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction of those conditions), or on such other date as the Purchaser and the Company may mutually agree.  The Closing shall be held at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 9:00 a.m., New York City time, on the Closing Date, or at such other place and time as the Purchaser and the Company shall agree.

(c)          At least four (4) Business Days prior to the Closing Date, the Purchaser, the Other Equity Purchasers and the Company shall enter into the Escrow Agreement, and at least two (2) Business days prior to the Closing Date, the Purchaser shall deposit into the Escrow Account an amount equal to the Initial Commitment Amount in accordance with the terms of the Escrow Agreement.  The Company shall deliver to the Purchaser a statement setting forth the wire transfer instructions for delivery of such amount into the Escrow Account at least four (4) Business Days prior to the Closing Date.

(d)         At the Closing (i) the Aggregate Purchase Price shall be released to the Company pursuant to the terms and conditions of the Escrow Agreement and (ii) the Company shall issue and deliver to the Purchaser (as provided in Section 1.1(e) below) the Purchased Shares.

(e)          The Purchased Shares shall be delivered by the Company to the Purchaser on the Closing Date, against payment of the Aggregate Purchase Price, in uncertificated form through the Direct Registration System (the “Book-Entry System”) of Computershare Inc., the Company’s transfer agent for the LMG Series C Stock (“Computershare”).  The Company shall cause the Purchaser to receive on the Closing Date a written confirmation from Computershare of the restricted book position created through the Book-Entry System for the account of the Purchaser (a “Restricted Book Position”), setting forth the Purchased Shares issued in the name of the Purchaser.

SECTION 1.2                                             Commitment Increases.

(a)         If any Other Equity Purchaser fails to deposit funds into the Escrow Account at least two (2) Business Days prior to the Closing Date or otherwise fails to consummate the purchase of the shares of LMG Series C Stock to be purchased by such Other Equity Purchaser pursuant to the applicable Other Investment Agreement (such amount in default, a “Defaulted Commitment Amount”), the Company may offer, in its sole discretion, to the Purchaser and all non-defaulting Other Equity Purchasers, on a pro rata basis, the opportunity to increase such Purchaser’s Initial Commitment Amount.

(b)         Any increase in the Purchaser’s Initial Commitment Amount pursuant to Section 1.2(a) is referred to herein as a “Commitment Increase.”

(c)          The amount of any Commitment Increase shall be funded by the Purchaser into the Escrow Account as soon as practicable prior to the Closing.

ARTICLE II

PROXY MATERIALS AND STOCKHOLDERS MEETING

SECTION 2.1                                             Proxy Statement.

(a)         Prior to the date hereof, the Company has prepared and filed with the SEC a definitive proxy statement on Schedule 14A for a special meeting of its stockholders (as amended or supplemented, the “Proxy Statement”), which Proxy Statement includes a solicitation relating to the approval, for purposes of Rule 5635(a) of the NASDAQ Stock Market Rules, of (i) the issuance by the Company of shares of LMG Series C Stock to the Selling Shareholders and/or to the Equity Investors (including the issuance to the Purchaser of shares of LMG Series C Stock as contemplated hereby), as contemplated by the Second Purchase Agreement, (ii) the potential issuance by the Company of shares of LMG Series C Stock in accordance with the terms of the Exchangeable Securities (together with the issuance of the shares described in clause (i), the “Transaction Consideration Issuance”) and (iii) a proposal relating to the name change of the Media Group to the “Formula One Group” (the “Name Change Proposal”). If at any time prior to the Closing Date, any information should be discovered by any party hereto that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated by the Company to the stockholders of the Company. At the request of the Company, the Purchaser will, and will cause its Affiliates to, promptly furnish to the Company such information regarding the Purchaser and its Affiliates as shall be required to be included in such amendment or supplement to the Proxy Statement pursuant to the Exchange Act in the reasonable judgment of counsel to the Company.

(b)         The Company shall mail the Proxy Statement to the Company’s stockholders at the earliest practicable date.

SECTION 2.2                                             Stockholders Meeting.  The Company shall, in accordance with the terms of the Second Purchase Agreement, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholders Meeting”), at which the Transaction Consideration Issuance proposal and the Name Change Proposal shall be presented to the stockholders of the Company at the Stockholders Meeting for approval.

SECTION 2.3                                             Publicity.

(a)         No press release or public announcement concerning this Agreement or the transactions contemplated hereby will be issued by the Purchaser or any of its Affiliates, without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed except as such release or announcement may be required by applicable Law or the rules of, or listing agreement with, any national securities exchange on which the securities of the Purchaser or any of its Affiliates are listed or traded, in which case, the Person required to make the release or announcement will, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

(b)         Notwithstanding any other provision of this Agreement or the Lock-Up Agreement, the Purchaser and its Affiliates may disclose the purchase of the Purchased Shares by the Purchaser and any details related thereto (i) to their respective directors, officers, employees and professional advisers (including their respective legal counsel and accountants) who (x) have a legitimate business reason to have such information and (y) are subject to confidentiality obligations with respect to such information, (ii) in accordance with ordinary-course reporting to regulators and existing or prospective investors so long as such existing and prospective investors are subject to confidentiality obligations with respect to any such information, and (iii) as required by Law or requested by any Governmental Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

SECTION 3.1                                             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that:

(a)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Lock-Up Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Company of this Agreement and the Lock-Up Agreement and, subject to receipt of the LMC Stockholder Approval, the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the Lock-Up Agreement or the consummation by the Company of the transactions contemplated hereby and thereby.  This Agreement and the Lock-Up Agreement have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Purchaser, such agreements constitute legal, valid and binding obligations of the Company, enforceable in accordance with such agreements’ terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         The only vote of the holders of any class or series of capital stock of the Company required to approve the issuance of the shares of LMG Series C Stock contemplated hereby is the affirmative vote in favor of the Transaction Consideration Issuance proposal by a majority of the aggregate voting power represented by the shares of Series A Common Stock and Series B Common Stock present and entitled to vote at the Stockholders Meeting or any adjournment or postponement thereof (the “LMC Stockholder Approval”).  No other approval of the stockholders of the Company is required to consummate any of the transactions contemplated hereby (other than the approval of the Name Change Proposal, which is not a condition to the completion of the Formula One Acquisition).

(c)          The Purchased Shares, when issued against payment therefor as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.  The Purchased Shares will not be issued in violation of any preemptive rights or any rights of first offer, first refusal, tag-along rights or other similar rights or restrictions in favor of any other person, and the Purchaser will acquire the Purchased Shares free and clear of any Lien (other than any Purchaser Restrictions, and any restrictions on transfer arising under the Securities Act or state securities Laws).

(d)         The issue and sale of the Purchased Shares and the compliance by the Company with all of the provisions of this Agreement and the Lock-Up Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) any provisions of the Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws of the Company or (iii) assuming the accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser herein, any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to (x) prevent or materially impair or delay the performance by the Company of its obligations under this Agreement or the Lock-Up Agreement or the consummation of the transactions contemplated hereby or thereby, or (y) impair the Purchaser’s full rights of ownership to the Purchased Shares; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Purchased Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Lock-Up Agreement.

(e)          The forms, reports, statements, schedules and other materials the Company was required to file with the SEC pursuant to the Exchange Act or other federal securities Laws since December 31, 2015 other than the Proxy Statement referred to in Section 3.1(f) (the “Exchange Act Reports”), when they were filed with the SEC, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.  The Exchange Act Reports did not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           None of the information contained in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of any amendments thereof or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement at the time of its mailing to the stockholders of the Company will comply as to form in all material respects with the Exchange Act.

(g)          As of the date hereof, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates that (1) could reasonably be expected to be material to the Company’s business, operations or financial results after taking into account the Formula One Acquisition, except as set forth in the Company’s SEC Filings, or (2) questions the validity of this Agreement, the transactions contemplated hereby, the Purchased Shares or any action to be taken by the Company pursuant hereto, which could reasonably be expected to (i) prevent or materially impair or delay the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) impair the Purchaser’s full rights of ownership to the Purchased Shares.

(h)         Assuming the accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser herein, no registration under the Securities Act of the offer and sale of the Purchased Shares in accordance with the terms of this Agreement is required.

SECTION 3.2                                             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

(a)         The Purchaser has been duly incorporated or organized, as applicable, and is validly existing and in good standing under the Laws of the jurisdiction of its formation.  The Purchaser has all requisite corporate or other power and authority to execute and deliver this Agreement and the Lock-Up Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Purchaser of this Agreement and the Lock-Up Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action and no other corporate or other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the Lock-Up Agreement or the consummation by the Purchaser of the transactions contemplated hereby and thereby.  This Agreement and the Lock-Up Agreement have been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof and thereof by the Company, such agreements constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with such agreements’ terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         The Purchaser’s compliance with all of the provisions of this Agreement and the Lock-Up Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of its or its subsidiaries’ property or assets is subject, (ii) any provisions of the Purchaser’s organizational documents or (iii) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over it or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by the Purchaser of its obligations under this Agreement or the Lock-Up Agreement or the consummation of the transactions contemplated hereby or thereby; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the consummation by the Purchaser of the transactions contemplated by this Agreement or the Lock-Up Agreement.

(c)          None of the information supplied in writing by or on behalf of the Purchaser or any of its Affiliates for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of any amendments thereof or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         The Purchaser (i) is an “accredited investor” within the meaning of the Securities Act, (ii) understands that the offer and sale of the Purchased Shares pursuant to this Agreement is intended to be exempt from the prospectus delivery and registration requirements under the Securities Act and that any transaction advice of a Restricted Book Position (and the related records of Computershare) will bear the legend set forth in Section 4.1 hereof, (iii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares, (iv) is acquiring the Purchased Shares for its own account, for investment and not with a view to the public resale or distribution thereof in violation of any federal, state or foreign securities law, (v) understands that the Purchased Shares will be offered and sold in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities Laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities Laws or is exempt from such registration or qualification and (vi) is capable of bearing the economic risk of (A) an investment in the Purchased Shares and (B) a total loss in respect of such investment.

(e)          The Purchaser will have, at least two (2) Business Days prior to the Closing Date, sufficient funds to deposit the Initial Commitment Amount, and will have, prior to the Closing Date, sufficient funds to deposit any applicable Commitment Increase into the Escrow Account in connection with the purchase of the Purchased Shares.

ARTICLE IV

RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT

SECTION 4.1                                             Restrictive Legend.  Any transaction advice from Computershare (or any successor transfer agent) with respect to a Restricted Book Position, including as to any securities issued in respect of Purchased Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear a legend or notation in substantially the following form (in addition to any legends or notations required under the Lock-Up Agreement or applicable state securities Laws):

“THE SECURITIES SHOWN ON THIS REPORT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY

STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

The Purchaser consents to the Company giving instructions to its transfer agent which implement the restrictions on transfer established in this Article.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO ISSUE THE PURCHASED SHARES

The obligations of the Company to issue the Purchased Shares to the Purchaser and consummate the transactions contemplated by Article I of this Agreement on the Closing Date shall be subject to the satisfaction or waiver at the Closing by the Company of the following conditions:

SECTION 5.1                                             Representations and Warranties; Covenants and Agreements.

(a)         The representations and warranties of the Purchaser contained in this Agreement and in any certificate or document executed and delivered by the Purchaser pursuant to this Agreement, in each case, without giving effect to any limitation as to materiality set forth herein or therein, shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties, without giving effect to any limitation as to materiality set forth herein or therein, shall have been true and correct in all material respects as of such particular date, and the Company shall have received a certificate, dated the Closing Date, signed by the Purchaser to such effect.

(b)         The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date and the Company shall have received a certificate, dated the Closing Date, signed by the Purchaser to such effect.

SECTION 5.2                                             Illegality.  There shall not be in effect any Law, temporary restraining order, preliminary or permanent injunction or other order or legal restraint issued by a court or other Governmental Entity of competent jurisdiction which has the effect of rendering the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

SECTION 5.3                                             Litigation.  There shall be no litigation pending or threatened by any Governmental Entity that seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by Article I of this Agreement.

SECTION 5.4                                             Payment for the Purchased Shares.  The Purchaser shall have made payment of the Initial Commitment Amount into the Escrow Account at least two (2) Business Days prior to the Closing Date and any applicable Commitment Increase as soon as practicable prior to the Closing Date, and the Aggregate Purchase Price shall have been released to the Company in accordance with the terms and conditions of the Escrow Agreement.

SECTION 5.5                                             Second Purchase Agreement.  Each condition set forth in Section 10 of the Second Purchase Agreement to the obligations of each of the parties to the Second Purchase Agreement to effect the transactions contemplated thereby at the closing thereof shall have been satisfied or waived (to the extent applicable) or be capable of being satisfied at the closing of Second Purchase Agreement, and the closing of the transactions contemplated by the Second Purchase Agreement shall have occurred or occur substantially concurrently with the Closing of the transactions contemplated by this Agreement.

SECTION 5.6                                             Lock-Up Agreement.   The Purchaser shall have duly executed and delivered to the Company a Lock-Up Agreement.

SECTION 5.7                                             Coordination Agreement Side Letter .   The Sellers’ Representative shall have duly executed and delivered the Coordination Agreement Side Letter.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER TO PURCHASE THE PURCHASED SHARES

The obligations of the Purchaser to purchase the Purchased Shares from the Company and consummate the transactions contemplated by Article I of this Agreement on the Closing Date shall be subject to the satisfaction or waiver at the Closing by the Purchaser of the following conditions:

SECTION 6.1                                             Representations and Warranties; Covenants and Agreements.

(a)         Except as set forth in Section 6.1(b), the representations and warranties of the Company contained in this Agreement and in any certificate or document executed and delivered by the Company pursuant to this Agreement, in each case, without giving effect to any limitation as to materiality set forth herein or therein, shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall, without giving effect to any limitation as to materiality set forth herein or therein, have been true and correct in all material respects as of such particular date, and the Purchaser shall have received a certificate, dated the Closing Date, signed by the Company to such effect.

(b)         The representations and warranties of the Company contained in Sections

3.1(a)-(c), in each case, shall be true and accurate in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct in all respects as of such particular date, and the Purchaser shall have received a certificate, dated the Closing Date, signed by the Company to such effect.

(c)          The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date and the Purchaser shall have received a certificate, dated the Closing Date, signed by the Company to such effect.

SECTION 6.2                                             No Material Adverse Change.  No event, circumstance, change or effect shall have occurred which has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 6.3                                             Illegality.  There shall not be in effect any Law, temporary restraining order, preliminary or permanent injunction or other order or legal restraint issued by a court or other Governmental Entity of competent jurisdiction which has the effect of rendering the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

SECTION 6.4                                             Litigation.  There shall be no litigation pending or threatened by any Governmental Entity that seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by Article I of this Agreement.

SECTION 6.5                                             Delivery of the Purchased Shares.  The Company shall have delivered or caused to be delivered to the Purchaser the Purchased Shares, as provided in Article I of this Agreement.

SECTION 6.6                                             De-Listing or Suspension.  No notice of delisting from the Nasdaq Global Select Market shall have been received by the Company with respect to the LMG Series C Stock, and no suspension of trading with respect thereto shall be in effect.

SECTION 6.7                                             Second Purchase Agreement.  The closing of the transactions contemplated by the Second Purchase Agreement shall have occurred or occur substantially concurrently with the Closing of the transactions contemplated by this Agreement.

SECTION 6.8                                             Lock-Up Agreement.  The Company shall have duly executed and delivered to the Purchaser a Lock-Up Agreement.

SECTION 6.9                                             Coordination Agreement Side Letter.  Each of the Company and the Sellers’ Representative shall have duly executed and delivered the Coordination Agreement Side Letter.

SECTION 6.10                                      Opinion of Counsel.  The Purchaser shall have received the opinion of Baker Botts L.L.P., in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth therein, that (a) the Company is duly incorporated and existing in good standing, (b) the Purchased Shares, when issued pursuant to and in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, (c) the issuance of the Purchased Shares to the Purchaser is exempt under the Securities Act and (d) the LMG Series C Stock has been registered under the Exchange Act.

ARTICLE VII

TERMINATION

SECTION 7.1                                             Termination of Agreement.  This Agreement may be terminated prior to the Closing as follows:

(a)         by mutual written consent of the Company and the Purchaser;

(b)         by the Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred that would cause any of the conditions to Closing set forth in Article V not to be satisfied (or capable of being satisfied) at the Closing;

(c)          by the Purchaser or the Company, if the Closing Date shall not have occurred on the date that is twelve (12) months from the date of this Agreement;

(d)         by the Purchaser or the Company, upon the enactment or entry of any Law, permanent injunction or other order or legal restraint issued by a court or other Governmental Entity of competent jurisdiction which has the effect of rendering the transactions contemplated by this Agreement or the Second Purchase Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Second Purchase Agreement; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence); or

(e)          by the Purchaser or the Company, upon the termination of the Second Purchase Agreement in accordance with its terms.

SECTION 7.2                                             Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party, the rights and obligations of the parties as to which such termination is effective under this Agreement (to the extent any such rights and obligations remain unsatisfied as of such date) shall become null and void, and the purchase of the Purchased Shares by the Purchaser hereunder shall be abandoned, without further action by the Purchaser or the Company.  In the event that this Agreement is terminated as provided herein, then each of the parties as to which such termination is effective shall be relieved of their duties and obligations with respect to the purchase of the Purchased Shares by the Purchaser arising under this Agreement after the date of such termination and such termination shall be without Liability to the Purchaser or the Company; provided, however, that nothing in this Section 7.2 shall relieve the Purchaser or the Company of any Liability for a breach of this Agreement.

ARTICLE VIII

COVENANTS

SECTION 8.1                                             Non-Reliance.  The Purchaser acknowledges and agrees that: (i) the Company and its Affiliates and their respective directors, officers, employees, partners, members, shareholders, counsel, advisors and agents (collectively, the “Company Affiliates”) may be, and the Purchaser is proceeding on the assumption that the Company Affiliates are, in possession of material, non-public information concerning the Company and its Affiliates (the “Information”), which is not or may not be known to the Purchaser; (ii) no Company Affiliate has made, and the Purchaser disclaims the existence of or its reliance on, any representation by a Company Affiliate concerning the Company or the transactions contemplated hereby (except for the representations and warranties set forth in this Agreement); (iii) the Purchaser is not relying on any disclosure or non-disclosure of the Information made or not made, or the completeness thereof, in connection with or arising out of the transactions contemplated hereby, and therefore has no claims against any Company Affiliate with respect thereto; (iv) if any such claim may exist, the Purchaser, recognizing its disclaimer of reliance and the Company’s reliance on such disclaimer as a condition to entering into this Agreement and the transactions contemplated hereby, covenants and agrees not to assert it against any Company Affiliate; and (v) the Company shall have no Liability, and the Purchaser waives and releases any such claim that it might have against any Company Affiliate, whether under applicable securities Law or otherwise, based on a Company Affiliate’s knowledge, possession or non-disclosure to the Purchaser of the Information.

SECTION 8.2                                             Reasonable Best Efforts.  Each party hereto shall cooperate with the other party and use its respective commercially reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions and perform the covenants contemplated by this Agreement.

SECTION 8.3                                             Other Rights.

(a)         The Company agrees that in the event the Company enters into, or has entered into, any Other Investment Agreement, all material terms, including but not limited to all material economic terms, purchase price, the restrictions set forth in Section 2 of the Lock-Up Agreement and material registration rights, shall be the same as, or less favorable to such terms granted to the Purchaser pursuant to this Agreement.  To the extent that any such Other Investment Agreement provides for any material term, including but not limited to the purchase price, the restrictions set forth in Section 2 of the Lock-Up Agreement and material registration rights, that are more favorable than those provided by this Agreement, upon the receipt by the Company of written notice from the Purchaser identifying in reasonable detail such more favorable term, the Company and the Purchaser will amend this Agreement as soon as reasonably practicable following the receipt of such notice to provide the Purchaser with terms that are the same as, or not less favorable to, those provided in such Other Investment Agreement, and following such amendment the Company shall be deemed to have satisfied its obligations under this Section 8.3 with respect to such term.

(b)         The Company agrees that, in the event that the Company does not publicly disclose the Other Investment Agreements, it will distribute copies of the Other Investment Agreements, as executed, to the Purchaser as soon as reasonably practicable following the execution thereof or any subsequent amendment of any of the material terms thereof.  For the avoidance of doubt, the Purchaser consents to the distribution of this Agreement to the Other Equity Purchasers in accordance with this Section 8.3(b) for the limited purpose of allowing the Company to comply with its obligations under Section 8.3(a) above.

SECTION 8.4                                             Use of Proceeds.  The Company shall use the proceeds of the Aggregate Purchase Price to increase the cash to be paid to, and reduce the number of shares of LMG Series C Stock to be issued to, the Selling Shareholders at the closing of the Second Purchase Agreement.

SECTION 8.5                                             Certain Amendments.  The Company shall not, without the express prior written consent of the Purchaser, amend or modify (a) Section 2(b) of the Coordination Agreement Side Letter or (b) the maximum aggregate value of the permitted Transfer (as defined in the Coordination Agreement Side Letter) by the Selling Shareholders as set forth in Section 6(a) of the Coordination Agreement Side Letter.

SECTION 8.6                                             Notice.  The Company shall use its reasonable best efforts to provide written notice to the Purchaser no less than five (5) Business Days prior to the expected Closing Date, which notice may indicate that it is conditional and subject to revision.

ARTICLE IX

REGISTRATION RIGHTS

SECTION 9.1                                             Registration Rights.

(a)                                 Demand Registrations.

(i)                                     Subject to the terms and conditions of this Agreement, at any time following the expiration of the Lock-Up Period, the Purchaser may request the Company to register under the Securities Act all or any portion of the Registrable Securities held by the Purchaser for sale in the manner specified in such notice, provided that the aggregate offering price, as such amount is determined on the cover page of the Registration Statement, shall not be less than $100,000,000.  Such request shall specify the intended method of disposition thereof by the Purchaser, including whether (A) the registration requested is for an underwritten offering and (B) the Registration Statement covering such Registrable Securities shall be on Form S-3 (subject to Section 9.1(a)(iii)).  If the Company is requested to file a registration on Form S-3 and the Company is then ASR Eligible, the Company shall use commercially reasonable best efforts to cause the Registration Statement to be an ASRS. In the event that any registration pursuant to this Section 9.1(a) shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities therein (an “Underwriter Cutback”). The Purchaser may revoke a request pursuant to this Section 9.1(a)(i) prior to the effective date of the corresponding Registration Statement; provided, that such request shall count as one of the Purchaser’s demand requests referred to in Section 9.1(a)(ii) unless the Purchaser reimburses the Company for all out-of-pocket expenses (including Registration Expenses) incurred by the Company relating to such Registration Statement; provided, further, if the Purchaser revokes a demand pursuant to this Section 9.1(a)(i) within twenty-four (24) hours after notice in writing to the Purchaser of an Underwriter Cutback, (1) such request shall not count as one of its demand requests pursuant to Section 9.1(a)(ii) and (2) the Purchaser will not be obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

(ii)                                  Following receipt of any notice under this Section 9.1(a), the Company shall use commercially reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Purchaser, the number of shares of Registrable Securities specified in such notice.  If the method of disposition shall be an underwritten public offering, the Purchaser may designate the managing underwriter(s) or co-managing underwriter(s) of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Purchaser shall have two (2) demand registrations pursuant to this Section 9.1(a); provided, however, that the Company shall not be obligated to effect more than one such registration in any one hundred eighty (180)-day period; provided, further, that such obligation shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by Purchaser, shall have become effective and, (A) if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto and (B) in any other case, such Registration Statement shall have remained effective throughout the Effectiveness Period.

(iii)                               From and after the date hereof, the Company shall use its commercially reasonable best efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.  Demand registrations pursuant to this Section 9.1(a) shall be on Form S-3 or any similar short-form Registration Statement, if available.  In the event the Company fails to qualify, the Company shall be required to effect demand registrations pursuant to this Section 9.1(a) on Form S-1 or any successor thereto to the same extent as the Company would be required to effect demand registrations on Form S-3.

(iv)                              Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice to the Purchaser, to require the Purchaser to suspend the use of the Prospectus for sales of Registrable Securities under the Registration Statement for a reasonable period of time not to exceed ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any 12-month period (a “Suspension Period”) if the Board of Directors of the Company (or the executive committee thereof) determines in good faith that such use would (A) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company that would interfere with such transaction or negotiations or (B) otherwise interfere with financing plans, acquisition activities or business activities of the Company, provided, that, if at the time of receipt of such notice the Purchaser shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable best efforts to take such action as to eliminate any restriction imposed by federal securities Laws on the timely delivery of such shares.  Immediately upon receipt of such notice, the Purchaser shall discontinue the disposition of Registrable Securities under such Registration Statement and Prospectus relating thereto until such Suspension Period is terminated.  The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Purchaser of such termination.  After the expiration of any Suspension Period and without any further request from the Purchaser, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 9.1(a)(iv). If the Company notifies the Purchaser of a Suspension Period with respect to a Registration Statement requested pursuant to Section 9.1(a) that has not yet been declared effective, (i) the Purchaser may by notice to the Company withdraw such request without such request counting as one of the Purchaser’s demand requests under Section 9.1(a)(ii) and (ii) the Purchaser will be not obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

(v)                                 The Company shall be entitled to include in any Registration Statement referred to in this Section 9.1(a), for sale in accordance with the method of disposition specified by the Purchaser, shares of Common Stock to be sold by the Company for its own account or to be sold by any Other Equity Purchaser pursuant to its piggyback registration rights set forth in any Other Investment Agreement (in each case, to the extent that the inclusion of any such shares shall not adversely affect the offering, as determined in the reasonable judgment of the Company’s advisors).  The Registrable Securities of the Purchaser shall have priority for inclusion in any firm commitment underwritten offering, ahead of any primary issuance by the Company and all Registrable Securities held by other holders included in such offering, in any Underwriter Cutback.  The Selling Shareholders (and their affiliates and permitted transferees) shall be permitted to include the shares of Common Stock owned by them in any such Registration Statement or offering in accordance with the exercise of piggyback rights granted to them, but the Purchaser shall have priority over the Selling Shareholders in the event of an Underwriter Cutback.

(b)                                 Piggyback Registration.  Subject to the terms and conditions of this Agreement, if the Company at any time following the Closing Date (other than pursuant to Section 9.1(a)) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders (the “Triggering Holders”) or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give prompt written notice to the Purchaser of its intention to do so (such notice to be given not less than ten (10) Business Days prior to the anticipated filing date of the related Registration Statement).  Upon the written request of the Purchaser, received by the Company within ten (10) Business Days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use commercially reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Purchaser or its Affiliates of such Registrable Securities so registered.  In the event that any registration pursuant to this Section 9.1(b) shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced pursuant to an Underwriter Cutback.  In the event that the managing underwriter or co-managing underwriters on behalf of all underwriters limits the number of shares to be included in a registration pursuant to this Section 9.1(b), or shall otherwise require a limitation of the number of shares to be included in the registration, then the Company will include in such registration (i) first, securities proposed by the Company to be sold for its own account or for the account of the Triggering Holders and (ii) second, shares of Registrable Securities requested to be included by the Purchaser pursuant to this Section 9.1(b) and securities requested to be included by any other holders of Common Stock (the “Requesting Holders”), pro rata, based on the number of Registrable Securities beneficially owned by the Purchaser and the number of shares of Common Stock with applicable registration rights beneficially owned by the Requesting Holders.  Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 9.1(b) without thereby incurring any Liability to the Purchaser or its Affiliates.  This Section 9.1(b) shall not apply with respect to any offering contemplated by Triggering Holders which is an underwritten block trade or similar transaction or other transaction with a one (1) day or less marketing period, including overnight bought deals, by one or more of the Selling Shareholders (or their affiliates or permitted transferees) or Other Equity Purchasers (or their Affiliates or permitted transferees).  For the avoidance of doubt, to the extent the Purchaser elects to participate in registrations or offerings pursuant to this Section 9.1(b) in which one or more of the Selling Shareholders (or their affiliates or permitted transferees) is the Triggering Holder, the Purchaser acknowledges that the Sellers’ Representative shall be entitled to select the underwriters of such offering, negotiate the underwriting agreement and other documentation governing such offering, determine the timing, size and price of such offering and otherwise work with the Company and the underwriters in structuring and determining all aspects of the offering, and the Selling Shareholders (and their affiliates and permitted transferees) shall have priority in the event of any Underwriter Cutback in any such registration or offering.

(c)                                  Expenses.  Except as specifically provided herein, all Registration Expenses incurred in connection with the registration of the Registrable Securities shall be borne by the Company, and all Selling Expenses shall be borne by the Purchaser.

(d)                                 Procedures for Registration.  If and whenever the Company is required by the provisions of Sections 9.1(a) or 9.1(b) to use commercially reasonable best efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(i)                                     Prepare and promptly file with the SEC a Registration Statement with respect to such securities and use commercially reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(ii)                                  Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in paragraph (i) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the Purchaser’s or its Affiliates’ intended method of disposition set forth in such Registration Statement for such period;

(iii)                               Furnish to the Purchaser and the underwriters such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(iv)                              Use commercially reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Purchaser or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)                                 Use commercially reasonable best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the LMG Series C Stock is then listed;

(vi)                              Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(vii)                           Immediately notify the Purchaser, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Purchaser prepare and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii)                        If the offering is underwritten and at the request of the Purchaser, use commercially reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Purchaser, covering such matters as are typically included in an opinion to underwriters for a comparable transaction, including stating that such Registration Statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the Registration Statement, the related Prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial or statistical data contained therein) and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Purchaser, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters or the Purchaser may reasonably may request;

(ix)                              Use commercially reasonable best efforts to cooperate with the Purchaser and its Affiliates in the disposition of the Registrable Securities covered by such Registration Statement;

(x)                                 In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Purchaser or its legal counsel; participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information; and

(xi)                              Otherwise use commercially reasonable best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the

SEC and reasonably cooperate with the Purchaser in the disposition of its Registrable Securities in accordance with the terms of this Agreement.  Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Shares (or a book-entry transfer to similar effect) transferred in accordance with this Agreement.

For purposes of Sections 9.1(d)(i) and 9.1(d)(ii) and of Section 9.1(a)(iv), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and ninety (90) days after the effective date thereof (the “Effectiveness Period”).  In connection with each registration hereunder, the Purchaser and its Affiliates will timely furnish to the Company in writing such information with respect to itself and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities Laws.  In connection with each registration pursuant to Sections 9.1(a) or 9.1(b) covering an underwritten public offering, the Company and the Purchaser agree to enter into customary agreements (including an underwriting or similar agreement) with the managing underwriter or co-managing underwriters selected in the manner herein provided, in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

The Company will use commercially reasonable best efforts to make available to its security holders, as promptly as reasonably practicable, an earnings statement (which need not be audited) covering the period of twelve (12) months commencing upon the first disposition of Registrable Securities pursuant to a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder.

(e)                                  Suspension of Sales.  Upon receipt of notice from the Company pursuant to Section 9.1(d)(vii) the Purchaser shall immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement and Prospectus relating thereto until the Purchaser (A) has received copies of a supplemented or amended Prospectus or prospectus supplement pursuant to Section 9.1(d)(vii) or (B) is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Purchaser shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Purchaser’s possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  If the Company shall give such notice with regards to any Registration Statement requested pursuant to Section 9.1(a), the Effectiveness Period in respect of such Registration Statement shall be extended by the number of days during the period from and including the date such notice is given by the Company to the date when the Company shall have (1) made available to the Purchaser a supplemented or amended Prospectus or prospectus supplement pursuant to Section 9.1(d)(vii) or (2) advised the Purchaser in writing that the use of the Prospectus and, if applicable, prospectus supplement may be resumed.

(f)                                   Free Writing Prospectuses. The Purchaser shall not use any Free Writing

Prospectus in connection with the sale of Registrable Securities without the prior written consent of the Company.

(g)                                  Information.  It shall be a condition precedent to the Company’s obligation to file a Registration Statement or any prospectus supplement with the SEC that the Purchaser and its Affiliates shall first furnish to the Company such information regarding the Purchaser, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities under the Securities Act.

(h)                                 Indemnification.

(i)                                     The Company agrees to indemnify and hold harmless the Purchaser and each Person, if any, that controls the Purchaser within the meaning of the Section 15 of the Securities Act (each a “controlling person”) and the respective officers, directors, stockholders, partners, members and Affiliates of the Purchaser and each controlling person (each, a “Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages, directly or indirectly caused by, relating to, arising out of, based upon or in connection with (i) any untrue statement of material fact contained in any Disclosure Package, any Registration Statement, any Prospectus, any Free Writing Prospectus, or in any amendment or supplement thereto, or (ii) any omission to state in any Disclosure Package, any Registration Statement, any Prospectus, any Free Writing Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Registration Rights Indemnitee to the extent that any such Damage is directly caused by an untrue statement or omission made in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Registration Rights Indemnitee and approved expressly for use therein. This indemnity agreement shall be in addition to any Liability which the Company may otherwise have.

(ii)                                  The Purchaser agrees to indemnify the Company and its officers and directors and each Person, if any, that controls the Company (each, a “Company Registration Rights Indemnitee”), against any and all Damages directly caused by any untrue statement of material fact contained in any Disclosure Package, any Registration Statement, any Prospectus, any Free Writing Prospectus or any amendments or supplements thereto or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser and approved expressly for use therein.

(iii)                               If the indemnification provided for in Section 9.1(h)(i) or (ii)  is unavailable to a Registration Rights Indemnitee or a Company Registration Rights

Indemnitee, as applicable, with respect to any Damages referred to therein or is insufficient to hold the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Purchaser, as applicable, in lieu of indemnifying such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnitee or the Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Purchaser, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Purchaser, as applicable, on the one hand, and of the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by or on behalf of the Company or by or on behalf of the Registration Rights Indemnitee, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and  the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9.1(h)(iii)  were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9.1(h)(i).  No Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Purchaser, as applicable, if the Company or the Purchaser, as applicable, was not guilty of such fraudulent misrepresentation.

(iv)                              The Purchaser shall have no liability as a result of any indemnification obligation under this Section 9.1(h) in excess of the proceeds resulting from the applicable sale of Registrable Securities registered pursuant to this Article IX.

(i)                                     Notice of Reg Rights Claim.

(i)                                     As used in this Section 9.1(i), the term “Reg Rights Claim” means a claim for indemnification by any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, as the case may be, for Damages under Section 9.1(h) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”).  A Company Registration Rights Indemnitee or a Registration Rights Indemnitee may give notice of a Reg Rights Claim under this Agreement (and in the case of a Registration Rights Indemnitee whether for its own Damages or for Damages incurred by any other Registration Rights Indemnitee) pursuant to a written notice of such Reg Rights Claim executed by the Company or the Purchaser, as applicable (a “Notice of Reg Rights Claim”), and delivered to the other of them (such receiving party, the “Reg Rights Indemnifying Person”), within twenty (20) days after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification under Section 9.1(h), arising out of or resulting from any item indemnified pursuant to the terms of Section 9.1(h)(i) or Section 9.1(h)(ii); provided, that, the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

(ii)                                  Each Notice of Reg Rights Claim shall: (A) state that the Reg Rights Indemnified Person has incurred or paid Damages in an aggregate stated amount (where practicable) arising from such Reg Rights Claim (which amount may be the amount of damages claimed by a third party in an Action brought against any Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to Liability for Damages to such Reg Rights Indemnified Person under Section 9.1(h); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person), of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

(iii)                               Following delivery of the Notice of Reg Rights Claim (or at the same time if the Reg Rights Indemnified Person so elects) the Reg Rights Indemnified Person shall deliver copies of any demand or complaint, the amount of Damages, the date each such item was incurred or paid, or the basis for such anticipated Liability, and the specific nature of the breach to which such item is related.

(j)                                    Defense of Third-Party Reg Rights Claims.

(i)                                     Subject to the provisions hereof, the Reg Rights Indemnifying Person on behalf of the Reg Rights Indemnified Person shall have the right to elect to defend and control the defense of any Third-Party Reg Rights Claim, and, as provided by Section 9.1(k), the costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.  The Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 9.1(j)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim.

(ii)                                  The Reg Rights Indemnified Person shall give prompt written notice of any Third-Party Reg Rights Claim to the Indemnifying Person; provided, that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnity hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Third-Party Reg Rights Claim is materially and adversely prejudiced thereby.  The Reg Rights Indemnifying Person shall be entitled to assume the control and defense thereof utilizing legal counsel reasonably acceptable to the Reg Rights Indemnified Person; provided, that the Reg Rights Indemnifying Person shall not be entitled to assume control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, or (C) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 9.1(j).

(iii)                               Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (i) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof; (ii) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith; (iii) permit the other parties and their counsel to confer on the conduct of the defense thereof; and (iv) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission.  The Company and the Purchaser will render to the other party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith; provided, however, that notwithstanding anything to the contrary in this Agreement, no party shall be required to disclose any information to the other party or its counsel, accountants or representatives, if doing so would be reasonably expected to violate any Law to which such Person is subject or could jeopardize (in the reasonable discretion of the disclosing party) any attorney-client privilege available with respect to such information.

(iv)                              If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 9.1(j), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf without the consent of the Reg Rights Indemnified Person; provided, that (A) such settlement does not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates or any admission of wrongdoing by the Reg Rights Indemnified Person or its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Registration Rights Indemnitee) from all Liabilities with respect to such Third-Party Reg Rights Claim, without prejudice.  If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 9.1(j), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).  No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim to the extent indemnified in Section

9.1(h); provided, that such settlement is effected in accordance with this Section 9.1(j).  As used in this Section 9.1, the term “settlement” refers to any consensual resolution of the claim in question, including by consent, decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.

(k)                                 Resolution of Claims.  Each Notice of Reg Rights Claim given by an Reg Rights Indemnified Person shall be resolved as follows:

(i)                                     Admitted Claims.  If, within twenty (20) Business Days after a Notice of Reg Rights Claim is delivered to the Reg Rights Indemnifying Person, the Reg Rights Indemnifying Person agrees in writing that Liability for such Claim is indemnified under Section 9.1(h)(i) or Section 9.1(h)(ii), as applicable, the full amount of the Damages specified in the Notice of Reg Rights Claim is agreed to, and that such Notice of Reg Rights Claim is timely, the Reg Rights Indemnifying Person shall be conclusively deemed to have consented to the recovery by the Reg Rights Indemnified Person of the full amount of Damages specified in the Notice of Reg Rights Claim; provided, that, to the extent the full amount of Damages is not known at the time such Notice of Reg Rights Claim is delivered, payment by the Reg Rights Indemnifying Person under this Section 9.1(k)(i) with respect to any speculative Damages shall not be due until the actual amount of such Damages is known.

(ii)                                  Contested Claims.  If the Reg Rights Indemnifying Person does not so agree in writing to such Notice of Reg Rights Claim or gives the Reg Rights Indemnified Person written notice contesting all or any portion of a Notice of Reg Rights Claim (a “Contested Claim”) within the twenty (20) Business Day period specified in Section 9.1(k)(i), then such Contested Claim shall be resolved by a written settlement agreement executed by the Company and the Purchaser.

(l)                                     Brokers.  For the avoidance of doubt, the Purchaser shall have the right to engage one or more brokers to effect any sale of the Purchased Shares.

(m)                             Rule 144.

(i)                                     To the extent that the Purchaser’s Purchased Shares are tradable without restriction pursuant to Rule 144 of the Securities Act, the Company will cause the removal of any restrictive legends from the Purchased Shares.

(ii)                                  With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable best efforts to: (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date; (B) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (C) so long as the Purchaser owns any Registrable Securities, furnish to the Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

(n)                                 Termination of Registration Rights.  This Section 9.1 (other than Section 9.1(c) and Sections 9.1(h)-(m)) will terminate on the date on which all Purchased Shares subject to this Agreement cease to be Registrable Securities.

ARTICLE X

MISCELLANEOUS

SECTION 10.1                                      Survival.  The representations and warranties of the parties contained in this Agreement shall survive the Closing.  All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled.

SECTION 10.2                                      Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission when sent by facsimile transmission with written confirmation of receipt, (C) upon transmission by electronic mail (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second Business Day following such electronic mail), (D) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (E) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Company:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
Facsimile:
E-mail:	legalnotices@libertymedia.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick McGrath
Renee L. Wilm
Facsimile:	(212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

If to the Purchaser, to the addresses set forth on Schedule I hereto.

SECTION 10.3                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

SECTION 10.4                                      Jurisdiction and Venue.  The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.5                                      Entire Agreement.  This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, in each case, with respect to the subject matter hereof.

SECTION 10.6                                      Assignment.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.  Except as provided below, the Purchaser shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the Company; provided, that (i) the Purchaser, at any time up until the seventh day prior to the Closing Date, may assign this Agreement (in whole or in part) and the rights and obligations hereunder, to any Affiliate of the Purchaser able to fulfill the Purchaser’s obligations hereunder, including making the representations and warranties contained in Section 3.2, so long as (x) the Purchaser provides prompt written notice to the Company of such assignment and (y) such Affiliate assignee executes a written instrument, in form and substance reasonably acceptable to the Company, prior to such assignment agreeing to be bound by the restrictions and other terms set forth in this Agreement as if such Affiliate assignee had been an original party hereto (provided, further that no such assignment shall prevent or materially impair or delay the consummation of the transactions contemplated hereby) and (ii) the Company shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the Purchaser.  No assignment permitted pursuant to this Section 10.6 shall relieve the Purchaser of its obligations hereunder except to the extent such obligations are actually fulfilled by such Affiliate assignee.

SECTION 10.7                                      Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or electronic mail transmission.

SECTION 10.8                                      Amendments and Waivers.

(a)         No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)         The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the party against whom it shall be enforced.

SECTION 10.9                                      Interpretation.  When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 10.10                               No Third-Party Beneficiaries.  Except as contemplated by Section 9.1(h), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third party beneficiary hereto.

SECTION 10.11                               Fees and Expenses.  All fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party or parties, as applicable, incurring such expenses.

SECTION 10.12                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.

SECTION 10.13                               Adjustments.  Without limiting the other provisions of this Agreement, if at any time after the date of this Agreement and prior to the Closing, any change in the Company’s LMG Series C Stock shall occur by reason of any spin-off, split-off, reclassification, recapitalization, stock split or combination, or stock dividend, then the Per Share Price and/or the number of Purchased Shares, as applicable, will be appropriately adjusted to provide to the Purchaser the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Per Share Price and/or number of Purchased Shares, as applicable, subject to further adjustment in accordance with this provision.

SECTION 10.14                          Equitable Remedies.  Neither rescission, set-off nor reformation of this Agreement shall be available as a remedy to any of the parties hereto.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at Law or in equity.  In the event that a party institutes any suit or action under this Agreement, including for specific performance or injunctive relief pursuant to this Section 10.14, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable attorneys’ fees and expenses.

(b)                                 Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, no person (other than the Company and the Purchaser and their permitted assigns (if any), to the extent provided in, and subject to the limitations of, this Agreement) shall have any obligation hereunder and, notwithstanding that the Purchaser or any of its permitted assigns may be a corporation, partnership or limited liability company, no person shall have any rights of recovery against, or recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith, against, any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, financing sources, assignees, successors or predecessors or attorneys or other representatives of the Purchaser, or any of its successors or assigns, or any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, financing sources, assignees, successors or predecessors or attorneys or other representatives or successors or assigns of any of the foregoing (each, a “Related Party” and together, the “Related Parties”), in each case, other than, for the avoidance of doubt, solely against the Purchaser, to the extent provided in, and subject to the limitations contained in, this Agreement (collectively, the “Available Remedies”), whether by or through attempted piercing of the corporate veil, by or through any claim against any Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of the Purchaser under this Agreement or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation (in each case, for the avoidance of doubt, other than in respect of the Available Remedies solely against the Purchaser). Under no circumstances shall the Purchaser (or any of its Related Parties or assignees) be liable hereunder for any special, incidental, consequential, indirect or punitive damages to any person, including the Company, the Company’s equityholders or any of their respective Affiliates in respect of this Agreement.

SECTION 10.15                               Certain Definitions.  As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Action” means any action, suit, claim, proceeding, inquiry or investigation, by or before any Governmental Entity.

“Affiliate” means any Person that Controls, is Controlled by or is under common Control with the Person specified, and includes any investment fund or funds managed by the same manager or management company.  For purposes of this definition, (i) the Company shall not be deemed to be an Affiliate of the Purchaser or any of its Affiliates, and neither the Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Company, and (ii) none of Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Liberty Expedia Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc shall be deemed to be an Affiliate of the Company.

“Aggregate Purchase Price” means the number of Purchased Shares multiplied by the Per Share Price.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Available Remedies” has the meaning set forth in Section 10.14(b) of this Agreement.

“Book-Entry System” has the meaning set forth in Section 1.1(e) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 1.1(b) of this Agreement.

“Closing Date” means the date of closing of the transactions contemplated by the Second Purchase Agreement.

“Commitment Increase” has the meaning set forth in Section 1.2(b) of this Agreement.

“Common Stock” means the Series A Common Stock, the Series B Common Stock and the Series C Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Affiliates” has the meaning set forth in Section 8.1 of this Agreement.

“Company Registration Rights Indemnitee” has the meaning set forth in Section 9.1(h)(ii) of this Agreement.

“Computershare” has the meaning set forth in Section 1.1(e) of this Agreement.

“Contested Claim” has the meaning set forth in Section 9.1(k)(ii) of this Agreement.

“Control” means the power, directly or indirectly, to direct the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

“controlling person” has the meaning set forth in Section 9.1(h)(i) of this Agreement.

“Coordination Agreement Side Letter” means that certain side letter to be entered into by and between the Company and the Sellers’ Representatives relating to the agreed form of Coordination Agreement, by and among the Sellers’ Representative, the shareholders listed on Schedule A thereto and, for the limited purposes set forth therein, the Company, substantially in the form attached hereto as Exhibit C.

“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, and out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs, but specifically excluding consequential damages, lost profits, indirect damages, punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

“Defaulted Commitment Amount” has the meaning set forth in Section 1.2(a) of this Agreement.

“Delta Topco” has the meaning set forth in the recitals to this Agreement.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities.

“DT Shares” has the meaning set forth in the recitals to this Agreement.

“Effectiveness Period” has the meaning set forth in Section 9.1(d) of this Agreement.

“Equity Investors” means the Purchaser, the Other Equity Purchasers and any Formula One Teams that have entered into binding agreements to purchase shares of LMG Series C Stock in connection with the Formula One Acquisition.

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means that certain Escrow Agreement to be entered into by and among the Escrow Agent, the Company and the Other Equity Purchasers, substantially in the form attached hereto as Exhibit A.

“Exchangeable Securities” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Act Reports” has the meaning set forth in Section 3.1(e) of this Agreement.

“First Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Formula One Acquisition” has the meaning set forth in the recitals to this Agreement.

“Formula One Team” means a team or constructor which, at the relevant time of determination, is admitted to the FIA Formula One Championship and is a party to a Team Agreement (as defined in the Second Purchase Agreement) whose rights thereunder have not terminated.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Governmental Entity” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Information” has the meaning set forth in Section 8.1 of this Agreement.

“Initial Commitment Amount” means an amount equal to the number of Initial Commitment Shares multiplied by the Per Share Price.

“Initial Commitment Shares” has the meaning set forth in the recitals to this Agreement.

“Initial Sellers” has the meaning set forth in the recitals to this Agreement.

“Law” means rule, regulation, statutes, orders, ordinance, guideline, code, or other legally enforceable requirement, including but not limited to common law, state, local and federal laws or securities laws and laws of foreign jurisdictions.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Lien” means any and all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever.

“LMC Stockholder Approval” has the meaning set forth in Section 3.1(b) of this Agreement.

“LMG Series C Stock” means shares of Series C Liberty Media common stock, par value $0.01 per share.

“Loan Notes” has the meaning set forth in the recitals to this Agreement.

“Lock-Up Agreement” means that certain letter agreement to be entered into by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit B.

“Lock-Up Period” has the meaning assigned thereto in the Lock-Up Agreement.

“Material Adverse Effect” means any event, circumstance, change or effect, individually or in the aggregate, that is materially adverse to the business, condition (financial or otherwise), operations, assets or results of operations of the Company and its subsidiaries, taken as a whole, except any such event, circumstance, change or effect, to the extent resulting from:

(a)         changes in the financial or securities markets or general economic or political conditions in the United States or any other market in which the Company and its Affiliates operate that affect the industries in which the Company and its Affiliates conduct their business (including changes in interest rates or the availability of credit financing, changes in exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter-market operating in the United States or any other market in which the Company or its Affiliates operate) except to the extent that such changes materially and disproportionately have a greater adverse impact on the Company and its subsidiaries, taken as a whole, as compared to the adverse impact such changes have on the Company’s competitors, but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse impact,

(b)         changes in national or international political conditions, including any engagement in hostilities or the occurrence of any acts of war, sabotage or terrorism or natural disasters in the United States occurring after the date of this Agreement except to the extent that such changes materially and disproportionately have a greater adverse impact on the Company and its subsidiaries, taken as a whole, as compared to the adverse impact such changes have on the Company’s competitors, but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse impact,

(c)          the announcement of, or entry into, this Agreement,  or the consummation of the transactions contemplated hereby,

(d)         any failure by the Company and its Affiliates to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period ending on or after the date of this Agreement (provided, however, that the exception in this clause shall not prevent or otherwise affect a determination that any effect, circumstance, change, event or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect),

(e)          a change in the trading prices or volume of the LMG Series C Stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), or

(f)           any action taken (or omitted to be taken) as expressly required by this Agreement.

“Name Change Proposal” has the meaning set forth in Section 2.1(a) of this Agreement.

“Notice of Reg Rights Claim” has the meaning set forth in Section 9.1(i)(i) of this Agreement.

“Other Equity Purchasers” means certain other equity financing sources that agree to purchase shares of LMG Series C Stock in connection with the Formula One Acquisition, other than Formula One Teams and the Purchaser.

“Other Investment Agreement” means any binding agreement, understanding or arrangement entered into by the Company with any Other Equity Purchaser providing for the acquisition of LMG Series C Stock in connection with the Formula One Acquisition, other than a Team Investment Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint stock company, trust, unincorporated organization or other entity or government or agency or political subdivision thereof.

“Per Price Share” has the meaning set forth in the recitals to this Agreement.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Proxy Statement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Purchased Shares” means a whole number of duly authorized, validly issued, fully paid and non-assessable shares of LMG Series C Stock equal to number of the Initial Commitment Shares, as adjusted pursuant to (x) a Commitment Increase, if any, prior to the Closing, and (y) Section 10.13 of this Agreement.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Purchaser Restrictions” has the meaning set forth in Section 1.1(a) of this Agreement.

“Reg Rights Claim” has the meaning set forth in Section 9.1(i)(i) of this Agreement.

“Reg Rights Indemnified Person” has the meaning set forth in Section 9.1(i)(i) of this Agreement.

“Reg Rights Indemnifying Person” has the meaning set forth in Section 9.1(i)(i) of this Agreement.

“Registrable Securities” means the Purchased Shares delivered to the Purchaser pursuant to this Agreement (as adjusted for stock splits, combinations, recapitalizations, exchange or readjustment of shares after the date hereof), provided that any such shares will not be Registrable Securities when (i) they are sold pursuant to a Registration Statement filed pursuant to Section 9.1 or (ii) they have otherwise been sold, transferred or otherwise disposed of by the Purchaser, unless to an Affiliate of the Purchaser in accordance with the terms of this Agreement and the Lock-Up Agreement.

“Registration Expenses” means (i) all expenses incurred by the Company in filing a Registration Statement including Registrable Securities, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and all other expenses incident to the registration of the Registrable Securities, and (ii) the reasonable fees and disbursements of one counsel for the Purchaser and the Other Equity Purchasers under the Other Investment Agreements named in any single Registration Statement, selected by the Purchaser and such Other Equity Purchasers with the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), but shall not include Selling Expenses.

“Registration Rights Indemnitee” has the meaning set forth in Section 9.1(h)(i) of this Agreement.

“Registration Statement” means a registration statement on an appropriate form under the Securities Act covering the resale of the Registrable Securities by the Purchaser in open market transactions.

“Related Party” has the meaning set forth in Section 10.14(b) of this Agreement.

“Requesting Holders” has the meaning set forth in Section 9.1(b) of this Agreement.

“Restricted Book Position” has the meaning set forth in Section 1.1(e) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Sellers’ Representative” has the meaning set forth in the recitals to this Agreement.

“Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the offer and sale of Registrable Securities.

“Selling Shareholders” has the meaning set forth in the recitals to this Agreement.

“Series A Common Stock” means the Company’s Series A Liberty SiriusXM common stock, par value $0.01 per share, the Company’s Series A Liberty Braves common stock, par value $0.01 per share, and the Company’s Series A Liberty Media common stock, par value $0.01 per share.

“Series B Common Stock” means the Company’s Series B Liberty SiriusXM common stock, par value $0.01 per share, the Company’s Series B Liberty Braves common stock, par value $0.01 per share, and the Company’s Series B Liberty Media common stock, par value $0.01 per share.

“Series C Common Stock” means  the Company’s Series C Liberty SiriusXM common stock, par value $0.01 per share, the Company’s Series C Liberty Braves common stock, par value $0.01 per share, and the LMG Series C Stock.

“settlement” and “settle” have the meanings set forth in Section 9.1(j)(iv) of this Agreement.

“Stockholders Meeting” has the meaning set forth in Section 2.2 of this Agreement.

“Suspension Period” has the meaning set forth in Section 9.1(a)(iv) of this Agreement.

“Team Investment Agreement” means any binding agreement, understanding or arrangement entered into by the Company with any Formula One Team or Affiliate thereof providing for the acquisition of LMG Series C Stock in connection with the Formula One Acquisition.

“Third-Party Reg Rights Claim” means an Action brought or threatened (whether orally or in writing) by a third party against any Reg Rights Indemnified Person.

“Transaction Consideration Issuance” has the meaning set forth in Section 2.1(a) of this Agreement.

“Triggering Holders” has the meaning set forth in Section 9.1(b) of this Agreement.

“Underwriter Cutback” has the meaning set forth in Section 9.1(a)(i) of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

[LMC Investment Agreement Signature Page]

[PURCHASER]

By:
Name:
Title:

[LMC Investment Agreement Signature Page]

Schedule I

Notice Addresses

If to the Purchaser, to:

[                      ]

[                      ]

[                      ]

Attention:	[ ]
Fax:	[ ]
Email:	[ ]

with a copy (which shall not constitute notice) to:

[                      ]

[                      ]

[                      ]

Attention:	[ ]
Fax:	[ ]
Email:	[ ]

Exhibit A

[OMITTED]

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[date]

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

The undersigned (“Purchaser”) is entering into that certain Investment Agreement (the “Investment Agreement”), dated as of [•], by and between Purchaser and Liberty Media Corporation (“Liberty Media”), pursuant to which Purchaser will purchase [•] newly issued shares of Liberty Media’s Series C Liberty Media common stock, par value $0.01 per share (“LMG Series C Stock”), at a price per share of $[•] (the “Transaction”). Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Investment Agreement.

In connection with the execution of the Investment Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              Lock-Up Shares.  Pursuant to the terms of the Investment Agreement, upon the Closing, Purchaser will purchase the Purchased Shares from Liberty Media. The Purchased Shares purchased by and issued to Purchaser at the Closing are referred to herein as the “Lock-Up Shares.” This letter agreement shall only apply to the Lock-Up Shares, and shall not apply to any other shares of LMG Series C Stock acquired by Purchaser before or after the Closing.

2.              Transfer Restrictions.

a.              Except as may otherwise be provided herein and only with respect to those Lock-Up Shares subject to the terms of this letter agreement as of any date of determination, Purchaser agrees that, during the Lock-Up Period (as defined below), it will not, directly or indirectly, sell, offer or agree to sell, transfer, assign, encumber, hypothecate or similarly dispose of, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or otherwise dispose of, or exercise any registration rights with respect to, any Lock-Up

Shares or any interest therein, or publicly disclose the intention to do any of the foregoing without the prior written consent of Liberty Media; provided, that (x) Purchaser may transfer Lock-Up Shares to an Affiliate of Purchaser subject to the proposed transferee executing a written instrument, in form and substance reasonably acceptable to Liberty Media, prior to such transfer agreeing to be bound by the restrictions and other terms set forth in this letter agreement as if such transferee had been an original party hereto, (y) Purchaser may pledge, mortgage, assign or enter into a similar arrangement with respect to any Lock-Up Shares with a financial institution (a “Financing Counterparty”) solely for the purpose of financing the purchase of the Lock-Up Shares, and the Financing Counterparty may make a subsequent transfer of such Lock-Up Shares following a default by Purchaser pursuant to the terms of the relevant financing arrangement between Purchaser and the Financing Counterparty (subject to any restrictions arising under applicable U.S. Federal securities laws), and (z) Purchaser may cause the Lock-Up Shares to be registered in a custodial account (for the benefit of Purchaser and/or the Financing Counterparty) in the name of the applicable financial institution serving as custodian for such Financing Counterparty.

b.              The “Lock-Up Period” shall commence upon the Closing and shall terminate upon the earlier of (i) the six-month anniversary of the Closing and (ii) the corresponding day of the fourth week following the closing of an underwritten offering, on behalf of any Selling Shareholders, effected in accordance with Section 6(a) of the Coordination Agreement Side Letter.

3.              Adjustment to Shares.  The number of shares of LMG Series C Stock and type of shares constituting Lock-Up Shares at any time of determination shall be appropriately adjusted by Liberty Media (in its reasonable determination) in the event of any spin-off, split-off, stock split, stock dividend, reverse stock split, combination, reclassification or other similar action with respect to shares of LMG Series C Stock.

4.              Legend.  Any attempted transfer or disposition in violation of this letter agreement will be of no effect and null and void ab initio, regardless of whether the proposed transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement.  In furtherance of the foregoing, Liberty Media and its transfer agent are hereby authorized to decline to make any transfer of shares of LMG Series C Stock constituting Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement.  During the Lock-Up Period, any transaction advice from Computershare, Inc. (or any successor transfer agent of Liberty Media), including as to any securities issued in respect of Lock-Up Shares upon any stock split, stock dividend, reverse stock split, combination, reclassification or similar action with respect to the LMG Series C Stock, with respect to the restricted book position created through the Direct Registration System of Computershare, Inc. for the Lock-Up Shares issued in the name of Purchaser, shall bear a legend or notation in substantially the following form:  “The shares shown on this report are subject to the transfer restrictions contained in the Lock-Up Agreement

2

dated as of [•], between the registered or beneficial holder hereof and Liberty Media Corporation, and may not be transferred except in compliance therewith.  A copy of such agreement is available from the Secretary of Liberty Media Corporation.” At such time as any shares of LMG Series C Stock cease to be Lock-Up Shares in accordance with the terms of this letter agreement, Liberty Media shall cause the transfer agent for the LMG Series C Stock to remove such legend or notation.

5.              Termination. This letter agreement shall terminate automatically upon the first to occur of (i) the termination of the Investment Agreement in accordance with its terms and (ii) the mutual written consent of each party hereto. Upon termination of this letter agreement, no party shall have any further obligations or liabilities under this letter agreement; provided, however, that nothing in this Section 5 shall relieve any party from any liability for breach of this letter agreement prior to such termination.

6.              Representations and Warranties.  Each party to this letter agreement hereby represents and warrants to the other party that it has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of a party under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of such party.

7.              Irrevocability.  Purchaser understands and acknowledges that (i) Liberty Media is relying upon this letter agreement in completing the transactions contemplated by the Investment Agreement, and (ii) this letter agreement is irrevocable.

8.              Amendment; Waiver.  This letter agreement may not be amended, altered or modified and the provisions hereof may not be waived except by a written instrument executed by Liberty Media and the Purchaser.

9.              Complete Agreement. This letter agreement, together with the agreements referenced herein, constitute and contain the entire agreement and understanding concerning the subject matters addressed herein and therein between the parties and supersede any other agreement, whether written or oral, between the parties concerning the subject matter hereof and thereof.

10.       Severability.  If any provision of this letter agreement is declared by any court or arbitrator to be invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remainder of this letter agreement, which shall remain in full force and effect.  In addition, the parties agree that they shall renegotiate in good faith any invalidated or unenforceable provision so as to accomplish its objective to the extent permitted by law.

11.       Assignment.  Without the prior written consent of Liberty Media, and except as expressly contemplated by Section 2(a), Purchaser shall not assign or transfer this letter agreement or any right or obligation under this letter agreement to any other Person.

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12.       Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this letter agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission when sent by facsimile transmission with written confirmation of receipt, (c) upon transmission by electronic mail (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second Business Day following such electronic mail), (d) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (e) on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Liberty Media, to:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Richard N. Baer

Facsimile No.:

E-mail: legalnotices@libertymedia.com

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Attention: Frederick McGrath

Renee Wilm

Facsimile No.: (212) 259-2500

E-mail: frederick.mcgrath@bakerbotts.com

renee.wilm@bakerbotts.com

if to Purchaser, to the addresses set forth on Schedule I hereto.

13.       Governing Law.  This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

14.       Enforcement; Consent to Jurisdiction.  The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in the Delaware Court of

4

Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.       Headings. The headings used in this letter agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. All section references contained in this letter agreement are to sections of this letter agreement, except where the context requires otherwise.

[Signature Page Follows.]

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This letter agreement shall become effective upon the consummation of the Transaction and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

[PURCHASER]

By:
Title:
Date:

Agreed and Acknowledged:

LIBERTY MEDIA CORPORATION

By:
Title:
Date:

[Lock-Up Agreement Signature Page]

Schedule I

Notice Addresses

If to Purchaser, to:

[                      ]

[                      ]

[                      ]

Attention:	[ ]
Fax:	[ ]
Email:	[ ]

with a copy (which shall not constitute notice) to:

[                      ]

[                      ]

[                      ]

Attention:	[ ]
Fax:	[ ]
Email:	[ ]

EXHIBIT C

FORM OF COORDINATION AGREEMENT SIDE LETTER

[DATE]

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

Reference is made to (i) the agreed form of Coordination Agreement (the “Coordination Agreement”) by and among CVC Delta Topco Nominee Limited (“CVC”) and the other shareholders listed on Schedule A thereto and, for the limited purposes set forth therein, Liberty Media Corporation (“Liberty Media”), (ii) the Agreement for the Sale and Purchase of Delta Topco Limited (“SPA 2”), dated as of September 7, 2016, by and among the Sellers listed on Schedule 1 thereto, Delta Topco Limited, Liberty GR Cayman Acquisition Company and Liberty Media, (iii) those certain Investment Agreements (the “Investment Agreements”), dated as of [13], by and between the third party purchasers party thereto (the “Purchasers”) and Liberty Media, pursuant to which Purchasers will purchase newly issued shares of Liberty Media’s Series C Liberty Media common stock, par value $0.01 per share (“LMG Series C Stock”), at a price per share of $25.00 (the “Transaction”) and (iv) the related Lock-Up Agreements (the “Purchaser Lock-Up Agreements”), to be executed by each Purchaser and Liberty Media upon completion of the transactions contemplated by the Investment Agreements, substantially in the form attached as Exhibit C thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Coordination Agreement.

In connection with the execution of the Investment Agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.              Lock-Up Shares.  Pursuant to the terms of the SPA 2, upon the closing of the transactions contemplated thereby, the Sellers (as defined in SPA 2), as a portion of the Consideration (as defined in SPA 2), will receive the Aggregate Note Principal (as defined in SPA 2) and a number of shares of LMG Series C Stock equal to the Adjusted Stock Component Amount (as defined in SPA 2).  Any shares of LMG Series C Stock issuable upon exchange, redemption or other acquisition by Delta Topco of the Notes together with the shares of LMG Series C Stock equal to the Adjusted Stock Component Amount are referred to herein as the “Lock-Up Shares.” This letter agreement shall only apply to the Lock-Up Shares, and shall not apply to any other shares of LMG Series C Stock acquired by Sellers after the Closing of the Transaction.

2.              Transfer Restrictions.

a.              Except as may otherwise be provided herein and only with respect to those Lock-Up Shares subject to the terms of this letter agreement as of any date of determination, CVC agrees for itself and in its capacity as Shareholder Representative under the Coordination Agreement that, during the Seller Lock-Up Period (as defined below), (x) it will not and (y) it will not permit or allow, or grant any consent to, any Shareholder pursuant to any of Section 2.1(a), Articles IV, V and VI of the Coordination Agreement to, in the case of each of clause (x) and (y), directly or indirectly, sell, offer or agree to sell, transfer, assign, encumber, hypothecate or similarly dispose of, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or otherwise dispose of, any Lock-Up Shares or any interest therein, or publicly disclose the intention to do any of the foregoing without the prior written consent of Liberty Media; provided, that no such consent of Liberty Media will be required in the case of, and the restrictions contained in Section 2 of this letter agreement will not apply to, a Permitted Transfer pursuant to the terms of Sections 2.1(b)(i), 2.1(b)(ii) and 2.1(b)(iii) of the Coordination Agreement.

b.              The “Seller Lock-Up Period” shall commence upon the expiration of the Lock-Up Period (as defined in the Purchaser Lock-Up Agreements) and shall terminate upon the corresponding day of the fourth week following such expiration.

3.              Adjustment to Shares.  The number of shares of LMG Series C Stock and type of shares constituting Lock-Up Shares at any time of determination shall be appropriately adjusted by Liberty Media (in its reasonable determination) in the event of any stock split, stock dividend, reverse stock split, combination, reclassification or other similar action with respect to shares of LMG Series C Stock.

4.              Legend.  Any attempted transfer or disposition in violation of this letter agreement will be of no effect and null and void ab initio, regardless of whether the proposed transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement.  In furtherance of the foregoing, Liberty Media and its transfer agent are hereby authorized to decline to make any transfer of shares of LMG Series C Stock constituting Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement.  During the Seller Lock-Up Period, any transaction advice from Computershare, Inc. (or any successor transfer agent of Liberty Media), including as to any securities issued in respect of Lock-Up Shares upon any stock split, stock dividend, reverse stock split, combination, reclassification or similar action with respect to the LMG Series C Stock, with respect to the

2

restricted book position created through the Direct Registration System of Computershare, Inc. (the “DRS”) for the Lock-Up Shares issued in the name of any Seller and which are held in the DRS during the Seller Lock-Up Period, shall bear a legend or notation in substantially the following form:  “The shares shown on this report are subject to the transfer restrictions contained in the Letter Agreement, dated as of [•], between CVC Delta Topco Nominee Limited and Liberty Media Corporation, and may not be transferred except in compliance therewith.  A copy of such agreement is available from the Secretary of Liberty Media Corporation.” At such time as any shares of LMG Series C Stock cease to be Lock-Up Shares in accordance with the terms of this letter agreement, Liberty Media shall cause the transfer agent for the LMG Series C Stock to remove such legend or notation.

5.              Additional Covenants of CVC.

a.              At the closing of the transactions contemplated by SPA 2, CVC will, and will, to the extent a Shareholder does not do so in its own capacity, exercise its rights and obligations as Sellers’ Representative (as defined in SPA 2) under clause 24.3 of SPA 2 as attorney for the relevant Shareholder to, enter into the Coordination Agreement.

b.              Following execution of the Coordination Agreement and until the expiration of the Seller Lock-Up Period, CVC will not amend or waive any provision thereof, which has the effect of permitting actions inconsistent with Section 2 of this letter agreement during the Seller Lock-Up Period, without the prior written consent of Liberty Media.  Amendments otherwise permitted by Section 10.13 of the Coordination Agreement without Liberty Media’s written consent shall continue to be permitted without Liberty Media’s consent to the extent consistent with the immediately preceding sentence.

c.               Following execution of the Coordination Agreement, CVC will not take any action, directly or indirectly, or fail to take any action, which action or failure to act would reasonably be expected to result in termination of the Coordination Agreement with respect to any Shareholder prior to the expiration of the Seller Lock-Up Period, unless, prior to such termination, each Shareholder or Shareholder Affiliate owning Lock-Up Shares executes a written instrument, in form and substance reasonably acceptable to Liberty Media, prior to such termination agreeing to be bound by the restrictions and other terms set forth in this letter agreement as if such Shareholder or Shareholder Affiliate had been an original party hereto.

6.              Waivers under Shareholders Agreement.

a.              Notwithstanding the provisions of Sections 1.2 and 1.4(b) of the Shareholders Agreement, solely during the Lock-Up Period, Liberty Media agrees to waive the transfer restrictions applicable to a Transfer of shares effected by a Shareholder during the 180 day period following the Closing Date (as defined

3

in the Shareholders Agreement) set forth in Section 1.4(b) of the Shareholders Agreement, and the requirements of Section 1.2 of the Shareholders Agreement, in order to permit the Shareholders to effect a single Transfer in an underwritten offering of an amount of Shares with an aggregate market value (based on the lesser of (A) the value of such Shares based on the market price of such Shares on the date of the Demand Registration Request (as defined in the Shareholders Agreement) and (B) the gross proceeds (before expenses) to the Shareholders in such underwritten offering) up to the greater of US$500 million and 50% of the aggregate gross proceeds (before expenses) received by Liberty Media pursuant to the Investment Agreements (before giving effect to the transfers of such proceeds to the Sellers) (plus an additional number of Shares which may be sold upon the exercise of any customary option granted to the underwriters of the offering, so long as the per share sales price in such offering is no less than US$25.00); provided, that, for the avoidance of doubt, such Transfer will be subject to the terms and conditions set forth in the Shareholders Agreement and the Coordination Agreement; provided, further, this waiver will not be effective with respect to any other Transfer effected or proposed to be effected by any Shareholder or Shareholder Affiliate holding Lock-Up Shares; and, provided, further, that this waiver will be void and of no further effect in the event the Cash Component is an amount less than the Cash Component Maximum (as defined in the Shareholders Agreement).  Liberty Media agrees that it will not seek to offer or sell Shares in such underwritten offering and will not permit any holder of Shares to participate in such offering other than the Sellers and their affiliates and permitted transferees entitled to participate in such offering pursuant to the terms of the Shareholders Agreement.

b.              Notwithstanding the provisions of Section 1.4(c)(2) of the Shareholders Agreement, Liberty Media and the Shareholder Representative, on behalf of itself and the Shareholders, agree to waive the requirement for Persons who purchase any LMG Series C Stock in connection with any Additional Cash Raising (as defined in the Shareholders Agreement) to agree to the restrictions contained in Section 1.4(a) and Section 1.4(b) of the Shareholders Agreement, as set forth in Section 1.4(c)(2) of the Shareholders Agreement; provided, that, the Purchasers shall enter into the Purchaser Lock-Up Agreements in lieu of such requirements. Liberty Media agrees that it will not amend or waive Sections 1, 2 and 5 of the Purchaser Lock-Up Agreements without the prior written consent of the Shareholder Representative, on behalf of itself and the Shareholders.

c.               Notwithstanding the provisions of Article II of the Shareholders Agreement, Liberty Media and the Shareholder Representative, on behalf of itself and the Shareholders, agree that (i) in any registration or offering pursuant to Section 2.1 of the Shareholders Agreement, the Shareholders will have priority over any other shareholders of Liberty Media participating through their piggyback registration rights in such offering in the event of an Underwriter Cutback (as defined in the Shareholders Agreement) in such registration or offering, and

4

(ii) no Shareholder will be entitled to exercise any piggyback registration rights under Section 2.2 of the Shareholders Agreement with respect to any offering which is an underwritten block trade or similar transaction or other transaction with a one (1) day or less marketing period, including overnight bought deals, to be effected upon the exercise of a registration demand by one or more of the Purchasers.

7.              Termination. This letter agreement shall terminate automatically upon the first to occur of (i) the termination of each of the Investment Agreements in accordance with their terms and (ii) the mutual written consent of each party hereto. In addition, the  Shareholder Representative shall have the right to terminate this letter agreement upon the occurrence of the Long Stop Date (as defined in, and as it may be extended pursuant to, SPA 2).  Upon termination of this letter agreement, no party shall have any further obligations or liabilities under this letter agreement; provided, however, that nothing in this Section 6 shall relieve any party from any liability for breach of this letter agreement prior to such termination.

8.              Representations and Warranties.

a.              CVC hereby represents and warrants to Liberty Media that (i) it has full power and authority to enter into this letter agreement and the Coordination Agreement and, to the extent a Shareholder does not do so in its own capacity, to enter into the Coordination Agreement as attorney for the relevant Shareholder as Sellers’ Representative (as defined in SPA 2) under clause 24.3 of SPA 2, (ii) this letter agreement has been duly executed and delivered by CVC, and assuming the due authorization, execution and delivery of this letter agreement by Liberty Media, constitutes a legal, valid and binding obligation of CVC, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, (iii) the execution and delivery of CVC of this letter agreement and the performance by it of its obligations under this letter agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under (x) any Law applicable to CVC, (y) any agreement binding on CVC, including the Coordination Agreement, or (z) its organizational documents, and (iv) all authority conferred or agreed to be conferred and any obligations of CVC under this letter agreement and the Coordination Agreement will be binding upon the successors, assigns, heirs or personal representatives of CVC.

b.              Liberty Media hereby represents and warrants to CVC that (i) it has full power and authority to enter into this letter agreement and the Coordination Agreement, (ii) this letter agreement has been duly executed and delivered by Liberty Media, and assuming the due authorization, execution and delivery of this letter agreement by CVC, constitutes a legal, valid and binding obligation

5

of Liberty Media, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, (iii) the execution and delivery of Liberty Media of this letter agreement and the performance by it of its obligations under this letter agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under (x) any Law applicable to Liberty Media, (y) any agreement binding on Liberty Media, or (z) its organizational documents, and (iv) all authority conferred or agreed to be conferred and any obligations of Liberty Media under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of Liberty Media.

9.              Irrevocability.  CVC understands and acknowledges that (i) Liberty Media is relying upon this letter agreement in completing the transactions contemplated by the Investment Agreements, and (ii) this letter agreement is irrevocable.

10.       Amendment; Waiver.  This letter agreement may not be amended, altered or modified and the provisions hereof may not be waived except by a written instrument executed by Liberty Media.

11.       Complete Agreement. This letter agreement, together with the agreements referenced herein, constitutes and contains the entire agreement and understanding concerning the subject matters addressed herein between the parties and supersedes any other agreement, whether written or oral, between the parties concerning the subject matter hereof.

12.       Severability.  If any provision of this letter agreement is declared by any court or arbitrator to be invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remainder of this letter agreement, which shall remain in full force and effect.  In addition, the parties agree that they shall renegotiate any invalidated or unenforceable provision so as to accomplish its objective to the extent permitted by law.

13.       Assignment.  Without the prior written consent of Liberty Media, and except as expressly contemplated by Section 2(a) hereof, CVC shall not assign or transfer this letter agreement or any right or obligation under this letter agreement to any other Person.

14.       Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this letter agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission when sent by facsimile transmission with written confirmation of receipt, (c) upon transmission by electronic mail (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second Business Day following such electronic mail), (d) on receipt

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after dispatch by registered or certified mail, postage prepaid and addressed, or (e) on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Liberty Media, to:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention: Richard N. Baer
Facsimile No.:
E-mail: legalnotices@libertymedia.com

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick McGrath
Renee Wilm
Facsimile No.: (212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

if to CVC, to:

CVC Delta Topco Nominee Limited
Lime Grove House, Green Street, St. Helier
Jersey JE1 2ST
Attention: Company Secretary
Facsimile No.:
E-mail:

with a copy to (which shall not constitute notice):

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HT
Attention:	Charles Hayes
Valerie F. Jacob
Facsimile No.: +44 20 7832 7001
E-mail:	charles.hayes@freshfields.com
valerie.jacob@freshfields.com

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15.       Governing Law.  This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

16.       Enforcement; Consent to Jurisdiction.  The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

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APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.       Headings. The headings used in this letter agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. All section references contained in this letter agreement are to sections of this letter agreement, except where the context requires otherwise.

[Signature Page Follows.]

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This letter agreement shall become effective upon the consummation of the Transaction and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

CVC Delta Topco Nominee Limited

By:
Title:
Date:

Agreed and Acknowledged:

LIBERTY MEDIA CORPORATION

By:
Title:
Date:

[Side Letter Signature Page]